Exhibit 10.36

RETIREMENT, CONSULTING AND RELEASE AGREEMENT

This Retirement, Consulting and Release Agreement (the “Agreement”) is entered into as of January 1, 2014 (the “Effective Date”) between Armstrong Energy, Inc., together with its subsidiaries and affiliates (collectively, the “Company”) and David R. Cobb (“Employee”).

RECITALS

WHEREAS, Employee was previously a full-time employee of the Company, and in connection with his retirement from such employment and the expiration of his Employment Agreement dated January 19, 2007 (the “Employment Agreement”), the Company desires to engage Employee to perform certain services as a part-time Employee for a period of six months, after which he shall retire, and Employee desires to perform those services on the terms and conditions of this Agreement, and Company desires to do the same, and

WHEREAS, Employee and Company desire to enter into this Agreement to memorialize the terms and conditions of Employee’s retirement, part-time employment, and release of any claims or causes of action he may have against the Company,

NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements, and other good and valuable consideration contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to the following terms:

TERMS

1. Services and Performance. During the Term of this Agreement, Employee agrees to perform those services which he previously performed as a full-time employee of the Company; provided, however, such services shall be performed on a part-time, as-needed and/or as-requested basis. During the Term of this Agreement, Employee shall continue to receive pay in the amount he received while a full-time employee in equal periodic installments according to the Company’s customary payroll practices (less applicable withholdings), but no less frequently than bi-monthly, and shall also continue to receive and/or be eligible for all regular benefits offered to full-time employees.

2. Business Expenses. When preapproved by the Company, Employee shall be authorized to incur ordinary, necessary, and reasonable business and travel expenses while performing Services under this Agreement. The Company shall reimburse Employee for all such expenses incurred in conformity with the Company’s policies and practices concerning reimbursement of expenses. Employee shall provide to the Company a receipt or voucher for any reimbursable expense within 60 days of the occurrence of such expense. Any such reimbursement shall be made as soon as reasonably practicable, but in no event later than sixty days following the end of the taxable year in which the related expense was incurred.

3. Restrictive Covenants. The parties acknowledge that the Employment Agreement was not renewed on its own terms, effective January 1, 2014, but notwithstanding such non-

renewal, the parties acknowledge and agree that restrictive covenants and other obligations of Employee set forth in Paragraphs 7, 9, 10 and 11 of the Employment Agreement (together with any applicable remedies stated in the other paragraphs therein) are valid, enforceable and shall be binding and remain in full effect until December 31, 2014.

4. Common-Law Duties and Obligations under Prior Agreements. Employee acknowledges and agrees that his duties under this Agreement and the Employment Agreement shall supplement, rather than supplant, his common-law duties of confidentiality and loyalty owed to the Company.

5. Term and Termination of Agreement. This Agreement and Employee’s part-time employment with the Company shall be entered on an at-will basis, shall have a term of six months, and be terminated without any further action on June 30, 2014, unless extended by a signed writing by both parties. Notwithstanding the previous sentence, the Company may terminate this Agreement or Employee’s employment with the Company immediately upon notice to Employee if the Company determines in its sole discretion that Employee has engaged in any act or omission that is contrary to the best interests of the Company or is likely to damage the Business, including without limitation the reputation of the Company. Upon any termination of this Agreement or Employee’s employment with the Company, the Company shall have no further obligation to Employee under this Agreement or otherwise, except for payment to Employee of all (a) earned but unpaid earnings through the date of notice of termination, and (b) approved but unreimbursed business expenses incurred in accordance with this Agreement through the date of notice of termination.

6. Indemnity. EMPLOYEE SHALL INDEMNIFY THE COMPANY AND HOLD THE COMPANY HARMLESS FROM ANY LIABILITY, LOSS, COST, CLAIM, OR DAMAGE, INCLUDING LEGAL AND OTHER EXPENSES AND REASONABLE ATTORNEYS’ FEES, THE COMPANY INCURS ARISING FROM OR OUT OF EMPLOYEE’S (A) NEGLIGENCE, MISCONDUCT, OR OTHER WRONGFUL CONDUCT; (B) BREACH OF HIS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT; OR (C) BREACH OF ANY OF HIS OBLIGATIONS IN THIS AGREEMENT. THE COMPANY SHALL INDEMNIFY EMPLOYEE AND HOLD THE EMPLOYEE HARMLESS FROM ANY LIABILITY, LOSS, COST, CLAIM OR DAMAGE, INCLUDING LEGAL AND OTHER EXPENSES AND REASONABLE ATTORNEYS’ FEES ARISING FROM OR OUT OF THE PERFORMANCE OF EMPLOYEE’S DUTIES HEREUNDER UNLESS ARISING FROM OR OUT OF EMPLOYEE’S (A) NEGLIGENCE, MISCONDUCT, OR OTHER WRONGFUL CONDUCT; (B) BREACH OF HIS REPRESENTATIONS OR WARRANTIES IN THIS AGREEMENT; OR (C) BREACH OF ANY OF HIS OBLIGATIONS IN THIS AGREEMENT.

7. Survival. The termination of this Agreement, regardless of the reason for termination, shall not impair the rights or obligations of either party that shall have accrued before such termination.

8. Waiver. The waiver by either party of a breach of any term of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by either party or of the breach of any other term or provision of this Agreement.

9. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed illegal, invalid, or unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

10. Attorneys’ Fees and Other Costs. If either party breaches this Agreement, or if a dispute arises between the parties based on or involving this Agreement, the party that enforces its rights under this Agreement against the breaching party, or that prevails in the resolution of such dispute, shall be entitled to recover from the other party its reasonable attorneys’ fees, court costs, and expenses incurred in enforcing such rights or resolving such dispute.

11. Entire Agreement. This Agreement constitutes the entire agreements between the parties concerning its subject matter and shall supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect to its subject matter. In signing this Agreement, Employee represents and warrants that he is not relying on any written or oral statement or promise from the Company other than as set out in this Agreement.

12. Assignment of Agreement; Successors and Assigns. Employee’s obligations hereunder are personal to Employee and shall not be assigned by him to any person or entity without written consent from the Company. The Company may assign this Agreement without Employee’s consent. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns.

13. Amendment. This Agreement shall not be amended except by an instrument in writing signed by the party against whom such amendment is sought to be enforced.

14. Governing Law; Venue. This Agreement shall be governed by the laws of the Commonwealth of Kentucky, without regard to its conflict-of-laws principles. Exclusive venue for any dispute, controversy, claim, or cause of action between the parties arising out of or related to this Agreement is in any state or federal court of competent jurisdiction that regularly conducts proceedings in Hopkins County, Kentucky. Nothing in this Agreement, however, precludes the Company from seeking to remove a civil action from any state court to federal court.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by e-mail shall have the same force and effect as delivery of the originally executed document.

16. Waiver of Right to Jury Trial. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH PARTY HEREBY AGREES TO IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM, OR CAUSE OF ACTION (INDIVIDUALLY, A “CLAIM”) AGAINST THE OTHER PARTY OR ITS OR HIS AFFILIATES, INCLUDING WITHOUT LIMIT ANY CLAIM ARISING UNDER OR RELATED TO THIS AGREEMENT (EITHER ALLEGED BREACH OR ENFORCEMENT).

17. Release. Employee unconditionally releases Company forever, with prejudice, from any and all rights, claims, grievances, damages, fees, costs, actions, lawsuits or demands of any nature, known or unknown, arising from or during his employment, the terms and conditions of his employment, or the termination of his employment, whether statutory or at common law. This means that Employee is giving up any and all rights he may have to sue Company related to, in any way, his employment with Company, and agreements entered into during the term of that employment (including without limitation any overriding royalty agreements, and Employee further acknowledges that Company’s conduct with respect to such royalty agreements has been consistent with and in compliance with the terms therein), and/or the cessation or termination of that employment. This release includes, by way of illustration and not limitation, release from all common law claims, contract claims, tort or statutory rights or claims, including, but not limited to, release from all retaliation, wrongful discharge, public policy, promissory estoppel, breach of express or implied contract, wage claim, libel, slander, defamation, and/or small claims; release from rights or claims arising under the federal Fair Labor Standards Act of 1938, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974 as amended, Title VII of the Civil Rights Act of1964, as amended by the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, 29 U.S.C. 621, et. seq., as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990; claims under Kentucky Revised Statutes Title XXVII and/or release from rights or claims under any other Federal, State or Local employment or discrimination statutes, ordinances, regulations or constitutional provisions; any claims for benefits, severance, or other consideration of any sort or nature, regardless of the basis of such claim, arising under or related to the Employment Agreement. Employee acknowledges that it is the specific intent and purpose of this Agreement to release and discharge any and all claims, employment discrimination charges, retaliation charges, or other charges or causes of action of any kind or nature whatsoever, whether known or unknown, which may exist or might be claimed to exist at or prior to the date hereof, and that this waiver and release be as broad and general as the law permits, and the only cause of action that will remain is to enforce the terms of this Agreement. Employee further waives the right to seek reinstatement or to re-apply for employment with the Company. Notwithstanding the foregoing, Employee does not release any claims related to any of the foregoing that may accrue or arise after the date of this Agreement, including those related to the aforementioned royalty agreements.

[Signature Page to Follow]

AGREED as of the Effective Date:

Armstrong Coal Company, Inc.			David R. Cobb

By:	/s/ Martin D. Wilson		/s/ David R. Cobb
	Name:	Martin D. Wilson
	Title:	President

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